  Exhibit 1.1

HC GOVERNMENT REALTY TRUST, INC.

managing broker-dealer AGREEMENT

March 28, 2017

Mr. Trevor L. Gordon
CEO
SANDLAPPER Securities, LLC
Sandlapper Financial Center
800 E. North Street, 2nd Floor
Greenville, South Carolina 29601

Ladies and Gentlemen:

HC Government Realty Trust, Inc., a Delaware limited liability company (the “Company”), has qualified for public sale up to $30,000,000 (the “Maximum Offering Amount”) of its common stock (the “Shares”) for a purchase price of $10.00 per Share (the “Offering”), pursuant to an exemption from registration pursuant to: (i) Regulation A (“Regulation A”) promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933 (the “Securities Act”); and (ii) applicable blue sky exemptions. The Company desires to appoint SANDLAPPER Securities, LLC, a South Carolina limited liability company (“SANDLAPPER”), as the managing broker-dealer for the Offering (the “Managing Broker-Dealer”) on the terms and conditions described herein. The Managing Broker-Dealer shall have the right to enter into Participating Dealer Agreements substantially in the form attached to this Managing Broker-Dealer Agreement (this “Agreement”) as “Exhibit A” (a “Participating Dealer Agreement”) with other members of the Financial Industry Regulatory Authority (“FINRA”) acceptable to the Company to sell the Shares (each broker-dealer entering into a Participating Dealer Agreement being referred to herein as a “Dealer” and said broker-dealers being collectively referred to herein as the “Dealers”). The Company shall have the right to approve any material modifications or addendums to the form of the Participating Dealer Agreement. The indemnities, representations and warranties to the Company in Section 3 herein shall be required of each Dealer entering into a Participating Dealer Agreement and becoming a Dealer. The Company shall have the right to approve any material modification. Terms not defined herein shall have the same meaning as in the Offering Circular prepared by the Company for use in connection with the Offering, as it may be amended from time to time in the future by the Company. In connection with the Offering, the Company hereby agrees with the Managing Broker-Dealer, as follows:

1.
Representations and Warranties of the Company

The Company represents and warrants to the Managing Broker-Dealer and each Dealer with whom the Managing Broker-Dealer enters into a Participating Dealer Agreement that:

1.1 An Offering Statement on Form 1-A (the “Offering Statement”), including a preliminary offering circular (the “Preliminary Offering Circular”), with respect to the Shares has been prepared by the Company in accordance with the requirements the Securities Act, Regulation A promulgated thereunder and any other rules and regulations (as applicable) of the SEC (the “Rules and Regulations”) applicable to the Offering and sale of the Shares. The Company has filed a final offering circular with the SEC pursuant to Rule 253 of Regulation A (the “Offering Circular”).

1.2 The Company has been duly organized and is validly existing as a corporation under the laws of the State of Maryland, and has, and at all times during the Offering will have, the power and authority to conduct its business as described in the Offering Circular. The Company is qualified to do business in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Offering Circular, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company (a “Material Adverse Effect”).

1.3 The Offering Circular complies with the Securities Act and the Rules and Regulations, and the Offering Circular and any and all authorized printed sales literature or other sales materials prepared and authorized by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”), including without limitation, all testing the waters material under Rule 255 (“TTW Materials”), when used in conjunction with the Offering Circular, do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Offering Circular or Authorized Sales Materials as are primarily within the knowledge of the Managing Broker-Dealer, or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Managing Broker-Dealer or the Company, or (b) furnished by the Managing Broker-Dealer in writing to the Company specifically for inclusion therein.

1.4 The Company intends to use the funds received from the sale of the Shares as set forth in the Offering Circular and the Operating Agreement.

1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as have been or are to be obtained under the Securities Act, or where the failure to obtain such consent, approval, authorization or other order of any governmental authority would not have a Material Adverse Effect.

1.6 Unless otherwise described in the Offering Circular, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would be reasonably expected to have a Material Adverse Effect.

1.7 There are no contracts or other documents required by the Securities Act or the Rules and Regulations to be described in or incorporated by reference into the Offering Circular which have not been accurately described in all material respects in the Offering Circular or incorporated or filed as required.

1.8 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under the Operating Agreement or any indenture, mortgage, deed of trust, lease, or, to the Company’s knowledge, under any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except (i) to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws, and (ii) for such conflicts or defaults that would not reasonably be expected to have a Material Adverse Effect.

1.9 The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

1.10 Since the respective dates as of which information is given in the Offering Circular and solely through the closing of the Offering, there has not been any Material Adverse Effect, except as set forth in or contemplated in the Offering Circular, (a) there has not been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever other than in the ordinary course of business and (b) the Company has not incurred and will not incur any material liabilities or obligations, direct or contingent.

1.11 Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company's outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

1.12 The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement and the Offering Statement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description thereof set forth in the final Offering Circular in all material respects.

1.13 The financial statements and the related notes included in the Offering Statement present fairly, in all material respects, the financial condition of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any subsidiary or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

1.14 Cherry Bekaert LLP (the “Accountants”), who have reported on the financial statements and schedules described in Section 1.13, are registered independent public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Offering Statement comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein.

1.15 Since the date of the most recent financial statements of the Company included in the Offering Statement and the most recent Offering Circular and prior to Closing, other than as described in the final Offering Circular (A) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a Material Adverse Effect and (B) neither the Company nor any subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement and the final Offering Circular.

1.16 On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

1.17 Neither the Company nor its subsidiaries, nor any director, officer, agent or employee of either the Company or any subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

1.18 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

1.19 Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

1.20 The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal Managing Broker-Dealer” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

2.
Covenants of the Company

The Company covenants and agrees with the Managing Broker-Dealer that:

2.1 It will prepare and file all amendments to the Offering Statement (or the equivalent, if a state securities commission requires a different format). In addition, it will furnish the Managing Broker-Dealer, at no expense to the Managing Broker-Dealer, with such number of printed copies of the Offering Circular, including all amendments thereto, as the Managing Broker-Dealer may reasonably request. It will similarly furnish to the Managing Broker-Dealer and others designated by the Managing Broker-Dealer as many copies as the Managing Broker-Dealer may reasonably request in connection with the Offering of: (a) the offering circular, in preliminary and final form, and every form of supplemental or amended offering circular; and (b) this Agreement.

2.2 It will prepare and file with the appropriate regulatory authorities, as may be required, by law or regulation, at no expense to the Managing Broker-Dealer, the Authorized Sales Materials; provided, however that all filings of any kind with FINRA, including filings under FINRA Rule 5110, shall be the sole responsibility of the Managing Broker-Dealer; provided, further, that the Company shall pay all filing fees associated with any such FINRA filings. In addition, it will furnish the Managing Broker-Dealer, at no expense to the Managing Broker-Dealer, with such number of printed copies of Authorized Sales Materials as the Managing Broker-Dealer may reasonably request.

2.3 If at any time the SEC shall issue any stop order suspending the qualification of the Offering Statement, and to the extent the Company determines that such action is in the best interest of its members, it will use its reasonable best efforts to obtain the lifting of such order at the earliest possible time.

2.4 It will not use any Offering Circular or sales materials for the Offering which have not been approved by the Managing Broker-Dealer prior to use, and shall make such modifications, amendments or supplements to the Offering Circular and Authorized Sales Materials as reasonably requested by the Managing Broker-Dealer to eliminate any materially inaccurate or misleading statement contained therein, but no failure to make any objection or to request any modification, amendment or supplement shall constitute any representation by the Managing Broker-Dealer regarding the accuracy or completeness of the Offering Circular or sales materials prepared by the Company. If at any time when an Offering Circular is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Managing Broker-Dealer, the Offering Circular or Authorized Sales Materials would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Managing Broker-Dealer thereof (unless the information shall have been received from the Managing Broker-Dealer) and will affect the preparation of an amended or supplemental Offering Circular and Authorized Sales Materials which will correct such statement or omission and file such amended or supplemental Offering Circular and Authorized Sales Materials as required under federal law.

2.5 Neither the Company nor any of its affiliates shall make any written or oral representations or statements to investors that contradict or are inconsistent with the statements made in the Offering Circular or the Authorized Sales Material, as then amended or supplemented.

2.6 The Company will, as long as any Shares placed by the Managing Broker-Dealer or any Dealer remain held by investors purchasing them in the Offering, furnish directly to the Managing Broker-Dealer one (1) copy of each report furnished to investors in the Shares at the time such report is furnished to the investors.

2.7 The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

2.8 Each of the representations and warranties contained in this Agreement are true and correct and the Company will comply with each covenant and agreement contained in this Agreement.

3.
Agreements and Representations of Managing Broker-Dealer

3.1            The Company hereby appoints the Managing Broker-Dealer as its agent and principal distributor for the purpose of selling the Shares for cash, on a “minimum/maximum, best efforts” basis, either alone or through one or more Dealers. The Managing Broker-Dealer may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Offering Circular. The Managing Broker-Dealer hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. Under no circumstances will the Managing Broker-Dealer be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Managing Broker-Dealer represents to the Company that it is a member of FINRA, that it and its employees and representatives have all required licenses and registrations to act under this Agreement, and that each shall remain a member or duly licensed, as the case may be, during the Offering.

3.2 It is understood that no sale of the Shares shall be regarded as effective unless and until accepted by the Company and that the Company reserves the right, in its sole discretion, to reject any subscription for Shares (a “Subscription Agreement”) in whole or in part. The Shares will be offered during a period which commenced on the date the Offering Statement became qualified with SEC and continuing until the earliest of: (i) the sale of $30,000,000 of Shares; (ii) the date specified in the Offering Circular as the date of the termination of the Offering (the “Outside Date”), or (iii) a determination by the Company’s board of directors to terminate the Offering (the “Offering Termination Date”). If subscriptions for at least $3,000,000 in Shares (the “Minimum Offering Amount”) have not been received and accepted by the Company by the date specified in the Offering Circular for termination of the Offering if the Minimum Offering Amount is not reached (the “Minimum Termination Date”), none of the Shares will be sold and all funds tendered for the purchase of the Shares will be refunded in full to cash subscribers without deductions or charges.

3.3 On or prior to the date hereof, Company, Managing Broker-Dealer and the Branch Banking and Trust Company (the “Escrow Agent”) will enter into an escrow agreement substantially in the form included as an exhibit to the Offering Statement (the “Escrow Agreement”), resulting in the establishment of an escrow account at the Company’s expense, for the benefit of the investors (the “Escrow Account”). Prior to the date of a Closing (each, a “Closing Date”), (i) the Managing Broker-Dealer will provide specific wire instructions for the Escrow Account to the investors along with instructions on how to transmit funds by check or through automated clearing house (“ACH”), and each investor will promptly transfer an amount equal to the price per Share as shown on the cover page of the final Offering Circular multiplied by the number of Shares purchased by the investor to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the Escrow Agent will notify the Company and the Managing Broker-Dealer in writing whether the Escrow Account is fully funded in the amount equal to at least the Minimum Offering Amount (the “Requisite Funds”). If the Escrow Agent shall have received all of the Requisite Funds by 10:00 a.m., New York City time, on the Outside Date, or at such other time on such other date as may be agreed upon by the Company and the Managing Broker-Dealer (such date is hereinafter referred to as the “Initial Closing Date”), the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Managing Broker-Dealer as provided in the Escrow Agreement and the Company shall deliver the Shares to the investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”), if available. The initial closing (the “Initial Closing”) shall take place at the office of the Company or at such other place as may be mutually agreed to by the Company and the Managing Broker-Dealer. All actions taken at the Closing shall be deemed to have occurred simultaneously. If the Requisite Funds have not been received immediately prior to the Initial Closing Date, the Offering will not proceed and the Escrow Agent will promptly return all funds deposited by investors to such investors without interest. If at the time of the Initial Closing the Maximum Offering Amount has not been fully funded, then additional closings (the Initial Closing and each additional Closing being a “Closing” and, collectively, the “Closings”) may occur in accordance with the Escrow Agreement until the earlier of the date that the Maximum Offering Amount has been fully funded or the Outside Date. As specified above, the Company and the Managing Broker-Dealer have agreed to comply with the provisions of SEC Rule 15c2-4 as to all funds provided by Investors for the purchase of Shares. The Managing Broker-Dealer and the Company may, however, choose to comply with SEC Rule 15c2-4 by using a platform made available by FOLIOfn Investments, Inc. (“Folio”), a FINRA member and SEC-registered broker-dealer, to process subscriptions and conduct Closings. If the Managing Broker-Dealer uses the Folio platform then in lieu of placing Investor funds in the Escrow Account, those funds may be deposited by Investors into their own investment accounts that are cleared by Folio (a “Folio Investor Account”) where they will stay until a Closing or termination or cancellation of the Offering. At a Closing, the funds in a Folio Investor Account, minus applicable expenses, will be delivered to the Company. If no Closing occurs or the Offering is cancelled or otherwise terminated, no funds will be provided to the Company from the Folio Investor Account and the funds will remain in the Folio Investor Account. Funds held in a Folio Investor Account shall be added to the Requisite Amount and counted toward the achievement of the Minimum Offering Amount.

3.4 Promptly after the date hereof, the Managing Broker-Dealer and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Managing Broker-Dealer and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company. Subject to the Company’s compliance with its obligations hereunder, the Managing Broker-Dealer will comply with all applicable federal securities laws, including the Securities Act, Exchange Act, and the applicable rules and regulations of FINRA (the “FINRA Rules”).

3.5 The Managing Broker-Dealer represents and warrants to the Company that the information under the caption “Plan of Distribution” in the Offering Circular and all other information furnished to the Company by the Managing Broker-Dealer in writing expressly for use in the Offering Circular, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.6 The Managing Broker-Dealer represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company, use any “broker-dealer use only” materials with members of the public, or make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Circular or the Authorized Sales Material in connection with offers or sales or the Shares.

3.7 The Managing Broker-Dealer is a duly organized and validly existing limited liability company under the laws of the State of South Carolina.

3.8 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Managing Broker-Dealer of this Agreement, except such as may be required under the Securities Act.

3.9 There are no actions, suits or proceedings pending or to the knowledge of the Managing Broker-Dealer, threatened against the Managing Broker-Dealer at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on the Managing Broker-Dealer or the ability of the Managing Broker-Dealer to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Offering Circular.

3.10 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Managing Broker-Dealer will not conflict with or constitute a default under any operating agreement or other similar agreement, indenture, mortgage, deed of trust, lease, or, to the Managing Broker-Dealer’s knowledge, under any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Managing Broker-Dealer, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

3.11 The Managing Broker-Dealer has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

3.12 Except for Participating Dealer Agreements, no agreement will be made by the Managing Broker-Dealer with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

3.13 The Managing Broker-Dealer represents that it believes the commissions and fees payable to the Managing Broker-Dealer as set forth in this Agreement are fair, reasonable and not in excess or violation of applicable rules, regulations and other requirements of the SEC, FINRA, the Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.14 Neither the Managing Broker-Dealer, nor any Dealer, nor any managing member of the Managing Broker-Dealer, or any Dealer, nor any director or executive officer of the Managing Broker-Dealer or any Dealer or other officer of the Managing Broker-Dealer, or any Dealer participating in the Offering is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Managing Broker-Dealer, or any Dealer, or any other person being compensated by or through the Managing Broker-Dealer, or any Dealer for the solicitation of investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

3.15 If and to the extent that the Managing Broker-Dealer directly places any of the Shares sold to investors in the Offering, the Managing Broker-Dealer shall be deemed to have made the representations, warranties and covenants of a Dealer as contained in the Participating-Dealer Agreement as if it had entered into a Participating Dealer Agreement, as a Dealer, with the Company.

3.16 The Managing Broker-Dealer is required to provide, or require the applicable Dealer to provide, each prospective investor with a copy of the final Offering Circular and any exhibits and appendices thereto. If a prospective investor received the preliminary offering circular, then the Managing Broker-Dealer will be required to deliver to the investor the final Offering Circular at least 48 hours before such investor will be permitted to acquire Shares.

3.17 The Managing Broker-Dealer is and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in any state where offers are made by the Managing Broker-Dealer. The Managing Broker-Dealer will comply with all applicable laws, regulations and requirements of the Securities Act, the Exchange Act, applicable state law and FINRA. The Managing Broker-Dealer has all required licenses and permits.

3.18 The Managing Broker-Dealer has established and implemented anti-money-laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of the Shares.

4. “Compensation and Expense Allowances. As compensation for services rendered by the Managing Broker-Dealer under this Agreement, the Managing Broker-Dealer will be entitled to receive from the Company:

4.1        A selling commission of up to 6.0% of the Shares sold by the Managing Broker-Dealer (the “Total Sales”), which it may re-allow in whole or in part to the Dealers.

4.2        A Managing Broker-Dealer fee of 1.25% of the Total Sales, which it may re-allow in part to the Dealers.

4.3        A non-accountable expense reimbursement of 1.0% of the Total Sales, which it may re-allow in whole or in part to the Dealers.

4.4        An accountable expense reimbursement of up to 0.50% of the Total Sales that clear through the custody, clearing and facilitation platform of Folio, which it shall re-allow to the Dealers to the extent that such Dealers utilize the Folio platform.

Notwithstanding the above, if a sale of Shares is made to such persons as are set forth under Offering Circular Section “PLAN OF DISTRIBUTION” then the Managing Broker-Dealer may be entitled to reduced selling commissions and expense reimbursements as mutually agreed by the Company and the Managing Broker-Dealer.

Managing Broker-Dealer acknowledges that, prior to the date of this Agreement, the Company delivered a retainer of $15,000 (the “Retainer Amount”) to its former managing broker-dealer (the “Former MBD”) for the payment of out of pocket expenses actually incurred by the managing broker-dealer for legal services and regulatory filing fees, including fees payable to FINRA for filings made under FINRA Rule 5110, in an amount not to exceed $30,000.00 (“Legal and Filing Fees”).

4.5          As of the date hereof, the Company and the Managing Broker-Dealer acknowledge that Orchard Securities, LLC, a Utah limited liability company (“Orchard”), was previously engage to provide managing broker-dealer services and was subsequently terminated pursuant to the terms of the managing broker-dealer agreement executed between Orchard and Company. To the extent that any compensation, fees, reimbursements or other payments may be claimed by Orchard relating to the sale of any Shares, the Managing Broker-Dealer shall work in good faith to come to arrangements for satisfaction of the same with Orchard. As part of any settlement or arrangement related to such amounts, Managing Broker-Dealer shall obtain from Orchard an acknowledgement from Orchard that said settlement or arrangement is in full accord and satisfaction of any and all amounts that may or could be owing to Orchard related to the Offering.

5. Conditions of the Obligations of the Managing Broker-Dealer. The obligations of the Managing Broker-Dealer hereunder are subject to the following conditions, which are to be satisfied at the Initial Closing and each subsequent Closing, unless otherwise specified below:

5.1            (A) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the SEC), (b) no order suspending the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the SEC), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the SEC) shall have been complied with to the satisfaction of the staff of the SEC or such authorities and (d) after the date hereof no amendment or supplement to the Offering Statement or the final Offering Circular shall have been filed unless a copy thereof was first submitted to the Managing Broker-Dealer and the Managing Broker-Dealer did not object thereto in good faith, and the Managing Broker-Dealer shall have received certificates of the Company, dated each Closing Date and signed by the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c).

5.2 Since the respective dates as of which information is given in the Offering Statement and the final Offering Circular, (a) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement and the final Offering Circular and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement and the final Offering Circular, if in the reasonable judgment of the Managing Broker-Dealer any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to investors.

5.3 Since the respective dates as of which information is given in the Offering Statement and the final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Managing Broker-Dealer, would reasonably be expected to have a Material Adverse Effect.

5.4 Each of the representations and warranties of the Company contained herein shall be true and correct at each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to each Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

5.5 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

6.
Indemnification

6.1            For the purposes of this Section 6, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, managers, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

6.2 The Company will indemnify, defend (subject to Section 6.6) and hold harmless the Managing Broker-Dealer and the Dealers, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Dealers or the Managing Broker-Dealer, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Offering Statement or any post-qualification amendment thereto or in the Offering Circular or any amendment or supplement to the Offering Circular or (ii) in any Authorized Sales Materials, (c) the omission or alleged omission to state a material fact required to be stated in the Offering Statement or any post-qualification amendment thereof necessary to make the statements therein not misleading, or (d) the failure of the Company to comply with any of the applicable provisions of the Securities Act, Regulation A or the regulations thereunder, or any applicable state laws or regulations, and the Company will reimburse each Dealer or the Managing Broker-Dealer, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Dealer or the Managing Broker-Dealer, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company by the Managing Broker-Dealer or (y) to the Company or the Managing Broker-Dealer by or on behalf of any Dealer, in each case expressly for use in the Offering Statement or any post-qualification amendment thereof, or the Offering Circular or any such amendment thereof or supplement thereto. Notwithstanding the foregoing the indemnification and agreement to hold harmless provided in this Section 6.2 is further limited to the extent that no such indemnification by the Company of a Dealer or the Managing Broker-Dealer, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the Shares were offered or sold as to indemnification for violations of securities laws.

6.3 The Managing Broker-Dealer will indemnify, defend and hold harmless the Company and Holmwood Capital Advisors, LLC (the “Manager”), each of their respective Indemnified Parties and each person who has signed the Offering Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Managing Broker-Dealer, any material breach of a covenant contained herein by the Managing Broker-Dealer, or any material failure by the Managing Broker-Dealer to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Offering Statement or any post-qualification amendment thereto or (ii) in any Authorized Sales Materials, or (c) the omission or alleged omission to state a material fact required to be stated in the Offering Statement or any post-qualification amendment thereof necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Managing Broker-Dealer specifically for use with reference to the Managing Broker-Dealer in the preparation of the Offering Statement or any such post-qualification amendments thereof or the Offering Circular or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Managing Broker-Dealer not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public concerning the Shares by the Managing Broker-Dealer, or (e) any untrue statement made by the Managing Broker-Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (f) any failure by the Managing Broker-Dealer to comply with the applicable provisions of the Securities Act, the Exchange Act, Regulation A, the requirements and rules of FINRA, or any applicable state laws or regulations. The Managing Broker-Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.

6.4 Each Dealer will indemnify, defend and hold harmless the Company, the Manager, the Managing Broker-Dealer, each of their respective Indemnified Parties and each person who has signed the Offering Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained in the Dealer’s Participating Dealer Agreement by the Dealer, any material breach of a covenant contained therein by the Dealer, or any material failure by the Dealer to perform its obligations thereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Offering Statement or any post-qualification amendment thereto or (ii) in any Authorized Sales Materials, or (c) the omission or alleged omission to state a material fact required to be stated in the Offering Statement or any post-qualification amendment thereof necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Managing Broker-Dealer by the Dealer specifically for use with reference to the Dealer in the preparation of the Offering Statement or any such post-qualification amendments thereof or the Offering Circular or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Dealer not authorized or approved by the Company and the Managing Broker-Dealer or any use of “broker-dealer use only” materials with members of the public concerning the Shares by the Dealer, or (e) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (f) any other failure by the Dealer to comply with the applicable provisions of the Securities Act, the Exchange Act, Regulation A, the requirements and rules of FINRA, or any applicable state laws or regulations. The Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.

6.5 Promptly after receipt by any indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

6.6 An indemnifying party under Section 6 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a)           In the case of the Company indemnifying the Managing Broker-Dealer or a Dealer or an Indemnified Party of either of them, the advancement of Company funds to the Managing Broker-Dealer, Dealer or Indemnified Party thereof for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Managing Broker-Dealer, Dealer or Indemnified Party, as applicable, undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Managing Broker-Dealer, Dealer or Indemnified Party is found not to be entitled to indemnification.

(b)           In any case of indemnification other than that described in Section 6.6(a) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

6.7 To provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to this Section 6 is for any reason held to be unavailable from the Company, the Managing Broker-Dealer or the Dealers, as the case may be, the Company, the Managing Broker-Dealer and the Dealers shall contribute to the aggregate losses, claims, damages or liabilities (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Company, on the one hand, and the Managing Broker-Dealer and Dealers, on the other hand, in connection with the events which resulted in such losses, claims, damages or liabilities.  The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or Managing Broker-Dealer or Dealer, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement.

6.8 The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company, the Managing Broker-Dealer, any Dealer, (b) delivery of any Shares and payment therefor, and (c) any termination or completion of this Agreement or any Participating Dealer Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 6.

7.
Applicable Law; Venue and Dispute Resolution.

7.1            This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of South Carolina. The Company, the Managing Broker-Dealer and each Dealer hereby agree that venue for any action brought in connection with this Managing Broker-Dealer Agreement or any action to enforce an arbitration award shall lie exclusively in the state and federal courts residing in Greenville, South Carolina. All disputes other than equitable actions and disputes relating to the enforcement of arbitration awards shall be resolved in accordance with Section 7.2 below.

7.2 Arbitration.

(a) Agreement to Arbitrate.  Except as provided in Section 7.2(c), any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or to the transactions contemplated hereby, including any claim based on contract, tort or statute, shall be adjudicated at the request of either party by arbitration conducted in Greenville, South Carolina, or such other location upon which the parties may agree, before a single arbitrator, selected in accordance with Section 7.2(b) and in accordance with the Rules for Commercial Arbitration of the American Arbitration Association (the “AAA”), and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction of the parties.  Any controversy concerning whether a dispute is an arbitrable dispute shall be determined by the arbitrator.  The designation of situs or specifically governing law for this Agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it is applicable.

(b) Selection of Arbitrator.  The sole arbitrator, who shall be selected in accordance with the procedures of the AAA, shall be a retried or former judge of any federal court appointed under Article III of the United States Constitution, as amended, who sat in a court in the locality wherein the arbitration is to be conducted or a retired or former judge of a trial court of general jurisdiction or a higher court of such State.

(c) Aid to Arbitration.  Either party hereto may request a court of competent jurisdiction residing in to render assistance in the arbitration as is permitted by the Commercial Arbitration Rules of the AAA or to   grant provisional injunctive relief to either party solely for the purpose of maintaining the status quo until the arbitrator can render an award on the matter at hand or in question and such award can be confirmed by a court having jurisdiction thereof.

8.
Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

9.
Successors and Amendment

9.1            This Agreement shall inure to the benefit of and be binding upon the Managing Broker-Dealer and the Company and their respective successors, and to the benefit of the Dealers as applicable. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

9.2 This Agreement may be amended solely by the written agreement of the Managing Broker-Dealer and the Company.

10.
Term

This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 30 days’ prior written notice.

In any case, this Agreement shall expire at the close of business on the Offering Termination Date. In addition, the Managing Broker-Dealer, upon the expiration or termination of this Agreement, shall (1) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into such account as the Company may designate; and (2) promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Managing Broker-Dealer, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Managing Broker-Dealer shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Managing Broker-Dealer all commissions and expense reimbursements to which the Managing Broker-Dealer is or becomes entitled under Section 4 at such time as such commissions and expense reimbursements become payable.

11.
Notice

Any notice in this Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transmission. Notice deposited in the United States mail shall be deemed given three (3) business days after mailing. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To Company:	HC Government Realty Trust, Inc.c/o Holmwood Capital Advisors, LLC 1819 Main Street, Suite 212 Sarasota, FL 34236 Attention: Robert R. Kaplan, Jr.Fax: 804-823-4099

To Managing Broker-Dealer:
SANDLAPPER Securities, LLC
Sandlapper Financial Center
800 E. North Street, 2nd Floor
Greenville, South Carolina 29601
Attention: Trevor L. GordonFax: 864-603-2930
With a copy, which shall not constitute notice to:
[●]

12.
Severability

In the event that any court of competent jurisdiction declares any provision of this Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

13.  Survivability. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker-Dealer or the Company, including the indemnity and contribution agreements contained in Section 6, shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer, the Company and/or any controlling person, and shall survive the sale of, and payment for, the Shares.

14.
No Waiver

Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

15.
Recovery of Costs

If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

16.
Assignment

This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

17.  Entire Agreement.

This Agreement constitutes the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

18.
Confirmation

The Company agrees to confirm all orders for purchase of Shares that are accepted by the Company and provide such confirmation to the Managing Broker-Dealer and the Dealers. To the extent practicable and permitted by law, all such confirmations may be provided electronically.

19.
Privacy Act

To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the Managing Broker-Dealer hereby agrees to the confidentiality and non-disclosure obligations set forth herein.

19.1 “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. “Customer Information” shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

19.2 The Managing Broker-Dealer understands and acknowledges that it may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information received by the Managing Broker-Dealer is received with limitations on its use and disclosure. The Managing Broker-Dealer agrees that it is prohibited from using the Customer Information received other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the “use in the ordinary course of business” exception to the Privacy Laws.

19.3 The Managing Broker-Dealer shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in its control which are no less rigorous than those maintained by the Managing Broker-Dealer for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the Managing Broker-Dealer will immediately notify the Company.

 [Signatures appear on next page]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

HC Government Realty Trust, Inc.

By: /s/ Robert R. Kaplan, Jr.
Name: Robert R. Kaplan, Jr.
Its: President and Director

Accepted and agreed as of the
date first above written.

MANAGING BROKER-DEALER

SANDLAPPER Securities, LLC

By: /s/ Trevor L. Gordon
Name: Trevor L. Gordon
Its: Chief Executive Officer

Exhibit A

PARTICIPATING DEALER AGREEMENT

Filed as Exhibit No. 1.2 to the Current Report on Form 1-U, dated as of April 11, 2017, of HC Government Realty Trust, Inc.

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